                                                                    EXHIBIT 99.1

                                  NEWS RELEASE


(TBC CORPORATION LOGO)


     4770 HICKORY HILL ROAD 38141 - BOX 18342 MEMPHIS, TENNESSEE 38181-0342
                     PHONE 901/363-8030 - FAX 901/541-3639

     For Further Information Contact:
     TBC Corporation                                Investors:
     Thomas W. Garvey                               Brod Group
     Executive V.P. & Chief Financial Officer       Betsy Brod/Jonathan Schaffer
     (901) 363-8030                                 (212) 750-5800

FOR IMMEDIATE RELEASE

                    TBC REPORTS RECORD THIRD QUARTER RESULTS

       -   NET INCOME INCREASES 38% TO $10.5 MILLION, OR $0.46 PER DILUTED SHARE
       -   TENTH CONSECUTIVE QUARTER OF EARNINGS GAINS
       -   COMPANY INCREASES FULL-YEAR EARNINGS GUIDANCE

MEMPHIS, TN - OCTOBER 21, 2003 - TBC CORPORATION (NASDAQ: TBCC), one of the nation's leading marketers of automotive replacement tires, today reported record sales and earnings for the third quarter and nine months ended September 30, 2003. It marks the tenth consecutive quarter that the Company has posted a year-over-year gain in earnings per share.

Net sales in the third quarter increased 22.7% to $362.4 million, compared to $295.5 million in the year-earlier period. Same store sales for TBC's retail segment increased 1.7% in the third quarter. TBC's total unit tire sales increased 12.1% in the third quarter, compared to a 7.5% increase in unit shipments by tire manufacturers based on preliminary reports. Net income increased 38% to $10.5 million, or $0.46 per diluted share, in the current quarter, versus $7.6 million, or $0.35 per diluted share, in the third quarter of 2002.

Larry Day, TBC President and Chief Executive Officer, commented, "Our record third quarter results were driven by the successful execution of our retail strategy as well as the expected rebound in wholesale demand. Within the retail segment, our Big O franchised store network and our Tire Kingdom company-operated retail locations again turned in solid quarters, with both contributing to the positive comparable store sales results. The 112 Merchant's Tire & Auto locations acquired earlier this year also performed well, despite the hurricane-related impact on September sales."

Mr. Day continued, "With the Merchant's stores fully integrated into our Tire Kingdom network, we look forward to completing the acquisition of National Tire & Battery (NTB) and its 226 tire and automotive centers in December. We also plan to continue the internal growth initiatives that helped push our combined store count to 918 locations at the end of September. We added a total of 12 locations to our retail store systems during the third quarter and plan to add 20 to 25 more outlets during the fourth quarter. With the addition of the NTB locations, we should end the year with approximately 590 company-operated locations and 580 franchised Big O stores, which would represent a 54% increase in the Company's combined store base compared to the beginning of the year."


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TBC Corp. Third Quarter Earnings Release
Page 2


For the nine months ended September 30, 2003, net sales rose 13.9% to $947.8 million compared to $831.9 million in the prior-year period. Retail same-store sales increased 1.1%, and total unit tire sales increased 2.5%, compared to a 1.2% increase in unit shipments by tire manufacturers based on preliminary numbers. Net income increased 24% to $23.9 million, or $1.06 per diluted share, versus $19.3 million, or $0.88 per diluted share, in the first nine months of 2002.

The Company now expects full-year 2003 earnings in the range of $1.43 to $1.47 per diluted share. The Company had previously forecasted annual earnings of $1.40 to $1.45 per diluted share. With the Company's acquisition of NTB expected to close in December, any financial impact to the current year is not anticipated to be material.

Mr. Day concluded, "We are very positive about our near-term prospects and believe that 2004 will be another record year, with strong top- and bottom-line growth for the Company. With the dramatic growth of our retail business in 2003, we see tremendous opportunity to drive future retail sales and increase profitability. On the wholesale side of our business, we had a strong third quarter. While it may level off somewhat in the coming months, the overall trend for the wholesale business should remain improved from the first half of this year."

TBC Corporation will host a conference call on Wednesday, October 22, 2003, at 10:00 a.m. Eastern time / 9:00 a.m. Central time, to discuss third quarter results. A live Webcast of the conference call will be available by visiting the Company's Web site, www.tbccorp.com. The Webcast will be archived at TBC's Web site until November 22, 2003.


ABOUT TBC: TBC Corporation is one of the nation's largest marketers of automotive replacement tires through a multi-channel strategy. The Company's retail operations include company-operated retail centers under the "Tire Kingdom" and "Merchant's Tire & Auto Centers" brands and franchised retail tire stores under the "Big O Tires" brand. TBC markets on a wholesale basis to regional tire chains and distributors serving independent tire dealers throughout the United States and in Canada and Mexico. The Company's proprietary brands of tires have a longstanding reputation for quality, safety and value.

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TBC Corp. Third Quarter Earnings Release
Page 3


TBC CORPORATION SAFE HARBOR STATEMENT
This document contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995, regarding expectations for future financial performance, which involve uncertainty and risk. It is possible that the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to: changes in economic and business conditions in the world; increased competitive activity; consolidation within and among both competitors, suppliers and customers; unexpected changes in the replacement tire market; the Company's inability to attract as many new franchisees or open as many distribution outlets as stated in its goals; changes in the Company's ability to identify and acquire additional companies in the replacement tire industry and the failure to achieve synergies or savings anticipated in such acquisitions; fluctuations in tire prices charged by manufacturers, including fluctuations due to changes in raw material and energy prices, changes in interest and foreign exchange rates; the cyclical nature of the automotive industry and the loss of a major customer or program. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that any such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or to disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

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TBC Corp. Third Quarter Earnings Release
Page 4

                                 TBC CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                       Three Months Ended           Nine Months Ended
                                          September 30,               September  30,
                                     -----------------------     -----------------------
                                        2003          2002           2003         2002
                                     ---------     ---------     ---------     ---------
NET SALES                            $ 362,401     $ 295,455     $ 947,789     $ 831,877

COST OF SALES                          248,195       216,106       648,530       610,376
                                     ---------     ---------     ---------     ---------

GROSS PROFIT                           114,206        79,349       299,259       221,501
                                     ---------     ---------     ---------     ---------

EXPENSES:

     Distribution expenses              15,811        13,881        44,591        39,320
     Selling, administrative and
         retail store expenses          79,883        51,960       212,547       146,735
     Interest expense - net              2,786         2,139         7,046         6,473
     Other (income) expense - net         (869)         (912)       (2,288)       (1,953)
                                     ---------     ---------     ---------     ---------

         Total expenses                 97,611        67,068       261,896       190,575
                                     ---------     ---------     ---------     ---------

INCOME BEFORE INCOME TAXES              16,595        12,281        37,363        30,926

Provision for income taxes               6,064         4,635        13,503        11,658
                                     ---------     ---------     ---------     ---------

NET INCOME                           $  10,531     $   7,646     $  23,860     $  19,268
                                     =========     =========     =========     =========


EARNINGS PER SHARE -
      Basic                          $    0.48     $    0.36     $    1.11     $    0.91
                                     =========     =========     =========     =========

      Diluted                        $    0.46     $    0.35     $    1.06     $    0.88
                                     =========     =========     =========     =========

Weighted Average Common Shares
    and Equivalents Outstanding         22,970        21,925        22,568        21,993
                                     =========     =========     =========     =========

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TBC Corp. Third Quarter Earnings Release
Page 5


                                 TBC CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                            September 30,  December 31,
                                                                2003           2002
                                                            -------------  -----------
                                                             (Unaudited)
CURRENT ASSETS:

      Cash and cash equivalents                                $  4,552      $  2,319

      Accounts and notes receivable, less allowance for
        doubtful accounts of $7,920 at September 30, 2003
        and $8,701 at December 31, 2002:
              Related parties                                    15,640        16,507
              Other                                             124,534       103,201
                                                               --------      --------

              Total accounts and notes receivable               140,174       119,708

      Inventories                                               233,038       170,867
      Deferred income taxes                                      11,749        12,364
      Other current assets                                       17,640        12,515
                                                               --------      --------

              Total current assets                              407,153       317,773
                                                               --------      --------

PROPERTY, PLANT AND EQUIPMENT, AT COST:

      Land and improvements                                       9,881         6,068
      Buildings and leasehold improvements                       41,632        28,795
      Furniture and equipment                                    81,220        64,052
                                                               --------      --------
                                                                132,733        98,915
      Less accumulated depreciation                              54,845        42,993
                                                               --------      --------

              Total property, plant and equipment                77,888        55,922
                                                               --------      --------


TRADEMARKS, NET                                                  15,824        15,824
                                                               --------      --------

GOODWILL, NET                                                   110,481        58,381
                                                               --------      --------

OTHER ASSETS                                                     29,478        25,971
                                                               --------      --------

TOTAL ASSETS                                                   $640,824      $473,871
                                                               ========      ========


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



TBC Corp. Third Quarter Earnings Release
Page 6

                                 TBC CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                         September 30,   December 31,
                                                             2003            2002
                                                         -------------   -----------
                                                           (Unaudited)
CURRENT LIABILITIES:

   Outstanding checks, net                                $   9,956       $   4,209

   Notes payable to banks                                     9,900          35,000

   Current portion of long-term debt
              and capital lease obligations                  20,599          18,500

   Accounts payable, trade                                  106,597          45,200

   Federal and state income taxes payable                     1,616             767

   Other current liabilities                                 71,998          47,481
                                                          ---------       ---------

           Total current liabilities                        220,666         151,157
                                                          ---------       ---------


LONG-TERM DEBT AND CAPITAL LEASE
   OBLIGATIONS, LESS CURRENT PORTION                        143,438          79,700
                                                          ---------       ---------

NONCURRENT LIABILITIES                                       15,395          14,243
                                                          ---------       ---------

DEFERRED INCOME TAXES                                         8,283           5,651
                                                          ---------       ---------


STOCKHOLDERS' EQUITY:

   Common stock, $.10 par value, shares issued
      and outstanding - 21,808 at September 30, 2003
      and 21,292 at December 31, 2002                         2,181           2,129

   Additional paid-in capital                                22,505          16,687

   Other comprehensive income (loss)                         (1,089)         (1,281)

   Retained earnings                                        229,445         205,585
                                                          ---------       ---------

           Total stockholders' equity                       253,042         223,120
                                                          ---------       ---------


TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $ 640,824       $ 473,871
                                                          =========       =========

                                       -9-